EXHIBIT 10.13

                              ASSIGNMENT AGREEMENT

      This Assignment Agreement (the "Agreement") has been entered this ____ day of ________________, 1997, by and among OMNI USA, INC., a Washington corporation ("Omni-Washington"); OMNI USA, Inc., a Nevada corporation ("Omni-Nevada"; together, OMNI-Washington and OMNI-Nevada are referred to herein as "Omni"; DANIEL DEVELOPMENT COMPANY, a general partnership ("DDC"), EDWARD L. DANIEL, and JOAN DANIEL (Edward L. Daniel and Joan Daniel are referred to herein as the "Daniels", and the Daniels and DDC are referred to as "DDC/Daniel"); and Asean Machinery Resources, Ltd., a British Virgin Islands corporation ("Asean Machinery"):

                                R E C I T A L S:

      A. Omni-Nevada is a corporation registered under the Securities Exchange Act and its wholly-owned subsidiary, Omni-Washington operates several businesses from its headquarters in Houston, Texas.

      B. DDC is a general partnership whose general partners are Edward L. Daniel and Joan Daniel operating a real property rental business and in connection therewith leases the improved real property occupied by Omni in Houston, Texas, as its headquarters and its manufacturing and distribution facility.

      C. Edward L. Daniel and Joan Daniel are each shareholders of Omni USA-Nevada; together the are the holders of an equity contract note from Omni-Nevada, upon which there is currently owed principal of approximately $918,304 and interest of approximately $222,516 (the "Equity Contract Note").

      D. Omni-Nevada is also indebted to the Daniels in the approximate amount of $46,408 for certain accrued dividends (the "Omni Dividend Obligation)".

      E. DDC is indebted to Omni pursuant to a note issued by DDC to Omni (the "DDC Note"), in the approximate principal amount of $853,397, with interest accrued of approximately $ 208,310.

      F. LaPlante Compressor, Ltd., a Hong Kong company associated with DDC, is obligated to Omni on open account in the approximate amount of $64,635 for back rents and facility charges (the "LaPlante Obligations"), which the Daniels have jointly assumed.

      G. Disputes have arisen between Omni and DDC/Daniel relative to the validity, enforceability and performance of their various contractual obligations which have resulted in the scheduling of an arbitration and ultimately in the negotiation of a settlement of which this Agreement is a part.

      H. Asean Machinery has agreed to assume all obligations of payment due from Omni to DDC/Daniel which have arisen or accrued under the Equity Contract Note and the Omni
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Dividend Obligation in consideration of Omni's assignment or negotiation to it of all of the obligations for payment due from DDC/Daniel to Omni under the DDC Note and the LaPlante Obligations.

      In consideration of the mutual obligations herein contained and other consideration contained in the Mutual Settlement and Release Agreement executed simultaneously between all the parties hereto except Asean Machinery (the "Release Agreement"), the parties agree as follows:

      I. For the benefit of Asean Machinery, effective June 29, 1997, Omni and DDC/Daniel modify the Equity Contract Note to cancel all rights (a) to convert any amount thereof into the stock of Omni-Nevada or to acquire any stock or other securities of Omni either in consideration of the exercise of any conversion right therein contained or of any warrants attached thereto, (b) to eliminate all provisions thereof which subordinate any amount thereof to any general creditor of Omni, and (c) to state a fixed sum owing thereon as of June 29, 1997, of One Million One Hundred Forty Thousand Eight Hundred Twenty Dollars ($1,140,820.00) (including accrued interest).

      2. Also for the benefit of Asean Machinery, effective June 29, 1997, Omni and DDC/Daniel hereby confirm that the amounts due on the Omni Dividend Obligation and the DDC Note are as recited above, and fix the amounts of those obligations at those sums effective June 29, 1997.

      3. For the benefit of Asean Machinery, effective June 29, 1997, DDC/Daniel and Omni confirm that the LaPlante Obligations has been assumed by Edward L. Daniel and Joan Daniel, jointly, and that the amount due thereon is as recited above.

      4. Omni hereby represent and warrant, jointly and severally, that:

            (a) Omni owns the DDC Note (including payment of accrued interest) and the LaPlante Obligations free and clear of liens and encumbrances;

            (b) Omni-Washington is a validly existing corporation in good standing in the State of Washington, with the right to own its assets and perform its obligations and with the power to perform this Agreement;

            (c) Omni USA-Nevada is a validly existing corporation in good standing in the State of Nevada, with the right to own its assets and perform its obligations and with the power to perform this Agreement; and

            (d) Omni-Washington and Omni-Nevada have each duly authorized the execution, delivery and performance of this Agreement by proper corporate action, and upon execution and delivery; this Agreement is valid, binding, and enforceable against Omni-Washington and Omni-Nevada in accordance with its terms, subject to applicable bankruptcy and insolvency laws and laws involving equitable remedies; and the execution, delivery and

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performance of this agreement do not violate any law applicable to, or contract obligation of, Omni.

      5. DDC hereby represent and warrant, jointly and severally, that:

            (a) The Daniels own the Equity Contract Note and Omni Dividend Obligation free and clear of liens and encumbrances;

            (b) DDC is a general partnership which operates its business in Washington and Texas, is validly existing and in good standing, and has the right to own its assets and perform its obligations and with the power to perform this Agreement;

            (c) Edward L. Daniel and Joan Daniel are natural persons, currently husband and wife, who each have the legal capacity to enter into the obligations set forth in the Agreement and perform same;

            (d) DDC has duly authorized the performance of this Agreement by the proper partnership and individual action; and

            (e) Upon execution and delivery, this Agreement is valid, binding, and enforceable against DDC in accordance with its terms, subject to applicable bankruptcy and insolvency laws and laws involving equitable remedies, and the execution, delivery and performance of this agreement do not violate any law applicable to, or contract obligation of, either DDC or either of the Daniels.

      6. Asean Machinery hereby represents and warrants that:

            (a) Asean Machinery is a company validly formed and existing in accordance with the laws of the British Virgin Islands, operates its business solely outside the United States of America, has the right to own its assets and perform its obligations, has the power and authority to enter into and perform this Agreement, and is a solvent company capable of performing the obligations assumed hereunder;

            (b) Asean Machinery has duly authorized the performance of this Agreement by proper company action;

            (c) Upon execution and delivery, this Agreement is valid, binding, and enforceable against Asean Machinery in accordance with its terms; and

            (d) The execution, delivery and performance of this agreement do not violate any law applicable to, or contract obligation of, Asean Machinery.

      7. Effective as of June 29, 1997, immediately after the confirmations and modifications to which Sections 1 and 4 hereof provide or recite, Asean Machinery hereby assumes Omni's obligations to make payments, including principal and interest, on the Equity

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Contract Note and on the Omni Dividend Obligation and Omni and DDC/Daniel
consent to such assumption.

      8. Effective as of June 29, 1997, immediately after the confirmations and modifications to which Sections 1 through 4 hereof provide or recite, Omni hereby assigns and sets over to Asean Machinery all of its right, title, and interest in and to the DDC Note and the LaPlante Obligations, Asean Machinery accepts such assignment, and DDC consents to such assignment.

      9. Effective simultaneously as of June 30, 1997: (a) Omni releases DDC/Daniel from any and all liability for payment or performance of the DDC Note (and payment of accrued interest) and releases DDC and LaPlante Compressor, Ltd. from any and all liability for payment or performance of the LaPlante Obligations, (b) DDC/Daniel releases Omni from any and all liability for payment or performance of the Equity Contract Note and the Omni Dividend Obligation, (c) Asean Machinery releases Omni from any and all claims, liabilities or causes of action of any kind or nature whatsoever, whether known or unknown, including any liability for payment or performance of any obligation of Omni recited herein or in the Release Agreement, and (d) Omni releases Asean Machinery from any and all claims, liabilities or causes of action of any kind or nature whatsoever relating to the payment or performance of DDC Note and the LaPlante Obligations. Each releasing party warrants to the other and to Asean Machinery, that the release provided herein is effective against any claim by the releasing party and all third parties for payment or performance of the respective obligation. Asean Machinery, immediately after the satisfaction of the condition stipulated in Section 11 will provide to DDC/Daniel a replacement obligation evidencing the obligations of Omni assumed hereby and will return to Omni the Equity Contract Note marked "Canceled". DDC, immediately after the satisfaction of the condition stipulated in Section 11 will provide to Asean Machinery a replacement obligation evidencing the obligations of DDC to Asean Machinery rather than Omni and will return to DDC the DDC Note marked "Canceled". The releases provided herein shall not release the obligation for payment or performance of DDC/Daniel to Asean Machinery or of Asean Machinery to DDC/Daniel with respect to any obligation for payment or performance which is assumed by or assigned to Asean Machinery pursuant to this Agreement or of any other covenant or warranty due by any party hereto to any other party hereto.

      10. Except as provided herein neither this agreement nor any of the duties or obligations stated hereunder may be assigned by any party hereto without the written consent of all other signatories hereto. Any such assignment shall be null and without legal effect but shall constitute a breach hereof.

      11. The effectiveness of this Agreement is further conditioned upon the execution and delivery of the Release Agreement.

      12. Notice by one party to the other shall be delivered in person, by certified mail, return receipt requested, or by fax followed by such a mailing and shall be effective when first delivered, certified, or faxed, as the case may be at the addresses recited in the Release Agreement. The address of Asean Machinery is :__________________________________.

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      13. Disputes and questions of interpretation shall be submitted to binding arbitration under the commercial rules of the American Arbitration Association.

      IN WITNESS WHEREOF, the parties have set forth their hands or attached their seals effective as of the date above indicated.



                                          ______________________________
                                          Edward L. Daniel


                                          ______________________________
                                          Joan Daniel

                                          DANIEL DEVELOPMENT COMPANY


                                          By: __________________________
                                          Name:  _______________________
                                                      A Partner


                                          By: __________________________
                                          Name:  _______________________
                                                      A Partner

                                          OMNI USA, INC., a Nevada corporation


                                          By: __________________________
                                          Name:  _______________________
                                          Title:      President

                                          OMNI USA, INC., a Washington
                                          corporation


                                          By: __________________________
                                          Title:      President


                                          ASEAN MACHINERY RESOURCES, LTD.

                                          By:  _________________________
                                          Title:      Managing Director

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